As filed with the Securities and Exchange Commission on February January 26, 2015

Registration Nos. 333-201007, 333-

191919, 333-55329, 333-162501, 333-

162500, 333-153636, 333-148672, 333-

147399, 333-129872, 333-128531, 333-

112267, 333-106566, 333-44766, 333-

75819, 333-66978

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-201007

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-191919

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 033-55329

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-162501

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-162500

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-153636

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-148672

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-147399

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-129872

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-128531

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-112267

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-106566

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-44766

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-75819

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-66978

UNDER

THE SECURITIES ACT OF 1933

Medtronic, Inc.

(Exact Name of Registrant as specified in its charter)

Minnesota	41-0793183
(Jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

710 Medtronic Parkway

Minneapolis, Minnesota 55432

(763) 514-4000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Medtronic, Inc. 2014 Employees Stock Purchase Plan

Medtronic, Inc. 2013 Stock Award and Incentive Plan

Medtronic, Inc. 2008 Stock Award and Incentive Plan

Medtronic, Inc. – Kyphon Inc. 2002 Stock Plan

Medtronic, Inc. 2003 Long-Term Incentive Plan

Medtronic, Inc. Capital Accumulation Plan Deferral Program (as restated October 19, 2005 and effective January 1, 2005)

Medtronic, Inc. 2005 Employees Stock Purchase Plan

Medtronic Puerto Rico Employees’ Savings and Investment Plan

Medtronic, Inc. Savings and Investment Plan (formerly the Medtronic, Inc. Employee Stock Ownership and Supplemental Retirement Savings Plan)

Medtronic, Inc. 1998 Outside Director Stock Compensation Plan

Medtronic, Inc. 1994 Stock Award Plan

Medtronic, Inc. 1979 Restricted Stock and Performance Share Award Plan

Medtronic, Inc. 1979 Nonqualified Stock Option Plan

(Full Titles of the Plans)

Bradley E. Lerman

Senior Vice President, General Counsel and Corporate Secretary

Medtronic, Inc.

710 Medtronic Parkway

Minneapolis, Minnesota 55432

(763) 514-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Pamela L. Marcogliese, Esq.

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

(212) 225-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

Deregistration of Securities

This Post-Effective Amendment relates to the following Registration Statements on Form S-8 of Medtronic, Inc. (the “Company”) (the “Registration Statements”) and is being filed to deregister all securities of the Company that had been registered for issuance on the Registration Statements that remain unsold under such Registration Statements:

File No. 333-201007 filed with the Securities and Exchange Commission (the “Commission”) on December 16, 2014, pertaining to the registration of 22,000,000 shares of common stock of the Company (“Common Stock”) issuable under the Medtronic, Inc. 2014 Employees Stock Purchase Plan.

File No. 333-191919 filed with the Commission on October 25, 2013 , pertaining to the registration of 72,121,596 shares of common stock of the Company issuable under the Medtronic, Inc. 2013 Stock Award and Incentive Plan.

File No. 333-162500 filed with the Commission on October 15, 2009, pertaining to the registration of 50,000,000 shares of common stock of the Company issuable under the Medtronic, Inc. 2008 Stock Award and Incentive Plan.

File No. 333-162501 filed with the Commission on October 15, 2009, pertaining to the registration of 15,000,000 shares of common stock of the Company issuable under the Medtronic, Inc. 2005 Employees Stock Purchase Plan, together with an indeterminate amount of interests to be offered or sold pursuant to such plan.

File No. 333-153636 filed with the Commission on September 23, 2008, pertaining to the registration of 50,000,000 shares of common stock of the Company issuable under the Medtronic, Inc. 2008 Stock Award and Incentive Plan.

File No. 333-148672 filed with the Commission on January 15, 2008, pertaining to the registration of 2,977,705 shares of common stock of the Company issuable under the Medtronic, Inc. – Kyphon Inc. 2002 Stock Plan.

File No. 333-147399 filed with the Commission on November 14, 2007, pertaining to the registration of 3,890,000 shares of common stock of the Company issuable under the Medtronic, Inc. – Kyphon Inc. 2002 Stock Plan.

File No. 333-129872 filed with the Commission on November 21, 2005, pertaining to the registration of $30,000,000 in unsecured obligations to pay deferred compensation in the future to employees and directors of Medtronic, Inc. who participate in the Medtronic, Inc. Capital Accumulation Plan Deferral Program (as restated October 19, 2005 and effective January 1, 2005).

File No. 333-128531 filed with the Commission on September 23, 2005, pertaining to the registration of 10,000,000 shares of common stock of the Company issuable under the Medtronic, Inc. 2005 Employees Stock Purchase Plan, together with an indeterminate amount of interests to be offered or sold pursuant to such plan.

File No. 333-112267 filed with the Commission on January 28, 2004, pertaining to the registration of 60,000,000 shares of common stock of the Company issuable under the Medtronic, Inc. 2003 Long-Term Incentive Plan.

File No. 333-106566 filed with the Commission on June 27, 2003, pertaining to the registration of 25,000,000 shares of common stock of the Company issuable under the Medtronic, Inc. Employee Stock Ownership and Supplemental Retirement Savings Plan and 5,000,000 shares of common stock of the Company issuable under the Medtronic Puerto Rico Employees’ Savings and Investment Plan, together with an indeterminate amount of interests to be offered or sold pursuant to such plans.

File No. 033-55329 filed with the Commission on September 1, 1994, pertaining to the registration of 2,800,000 shares of common stock of the Company issuable under the Medtronic, Inc. 1994 Stock Award Plan.

File No. 333-44766 filed with the Commission on August 29, 2000, pertaining to the registration of 8,000,000 shares of common stock of the Company issuable under the Medtronic, Inc. 1994 Stock Award Plan.

File No. 333-66978 filed with the Commission on August 7, 2001, pertaining to the registration of 50,000,000 shares of common stock without par value of the Company issuable under the Medtronic, Inc. 1994 Stock Award Plan.

File No. 333-75819 filed with the Commission on April 7, 1999, pertaining to the registration of 1,500,000 shares of common stock of the Company issuable under the Medtronic, Inc. 1998 Outside Director Stock Compensation Plan.

On January 26, 2015, pursuant to the Transaction Agreement, dated as of June 15, 2014, among the Company, Covidien plc, a public limited company incorporated under the laws of Ireland (“Covidien”), Medtronic plc, a public limited company incorporated under the laws of Ireland (formerly known as Medtronic Limited, Medtronic Holdings Limited and Kalani I Limited) (“New Medtronic”), Makani II Limited, a private limited company incorporated in Ireland (“IrSub”), Aviation Acquisition Co., Inc., a Minnesota corporation (“U.S. AcquisitionCo”) and Aviation Merger Sub, LLC, a Minnesota limited liability company (“MergerSub”): (a) New Medtronic and IrSub acquired Covidien pursuant to a scheme of arrangement under Section 201, involving a cancellation of the issued share capital of Covidien under Section 72 and 74, of the Irish Companies Act of 1963 and (b) MergerSub merged with and into the Company, with the Company continuing as the surviving corporation in the merger ((a) and (b) collectively, the “Covidien Acquisition”).

As a result of the Covidien Acquisition, the Company and Covidien became wholly-owned subsidiaries of New Medtronic, and the Company terminated all offers and sales of its securities registered for issuance on the Registration Statements that remain unsold under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment to Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, Minnesota, on January 26, 2015.

Medtronic, Inc.
(registrant)

By:	/s/ Bradley E. Lerman
Name: Bradley E. Lerman
Title: General Counsel

Pursuant to the requirements of the Securities Act, the registrant, as administrator of the plans named hereunder, has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, Minnesota, on January 26, 2015.

MEDTRONIC, INC. SAVINGS AND INVESTMENT PLAN

By:	/s/ Carol Surface
Name: Carol Surface
Title: Senior Vice President, Chief Human Resources Officer

MEDTRONIC PUERTO RICO EMPLOYEES’ SAVINGS AND INVESTMENT PLAN

By:	/s/ Carol Surface
Name: Carol Surface
Title: Senior Vice President, Chief Human Resources Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Bradley E. Lerman, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities indicated on January 26, 2015.

Signature	Title

/s/ Omar Ishrak	Chairman and Chief Executive Officer
Omar Ishrak	(principal executive officer)

/s/ Gary L. Ellis	Executive Vice President and Chief
Gary L. Ellis	Financial Officer (principal financial and accounting officer), Director

/s/ Bradley E. Lerman	Director
Bradley E. Lerman